UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2011

First Acceptance Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-12117	75-1328153
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3813 Green Hills Village Drive Nashville, Tennessee		37215
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (615) 844-2800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

First Acceptance Corporation, or the Company, and Stephen J. Harrison entered into a Mutual Separation and Release Agreement that became effective on December 23, 2011. Pursuant to the Mutual Separation and Release Agreement, or the Separation Agreement, Mr. Stephen J. Harrison resigned from all positions he held with the Company and that certain Amended and Restated Employment Agreement, dated as of February 8, 2008, but effective as of January 1, 2008, by and between the Company and Mr. Stephen J. Harrison was terminated with no further obligations of either party thereto. The Company and Mr. Stephen J. Harrison also provided releases to each other in the Separation Agreement. Further, the Separation Agreement contains non-compete, non-solicitation and confidentiality provisions applicable to Mr. Stephen J. Harrison.

In connection with the Separation Agreement, the Company, Mr. Stephen J. Harrison and the Stephen J. Harrison 2010 Grantor Retained Annuity Trust entered into a Stock Purchase Agreement. On December 23, 2011, in accordance with the Stock Purchase Agreement, the Company repurchased 7,049,515 shares of Company common stock beneficially owned by Mr. Harrison at $1.45 per share.

The foregoing descriptions of the Separation Agreement and Stock Purchase Agreement do not purport to be complete and are qualified in their entirety by reference to the Separation Agreement and Stock Purchase Agreement, copies of which are filed as Exhibits 10.33 and 10.34, respectively, hereto.

Item 1.02	Termination of a Material Definitive Agreement.

See Item 1.01 of this Current Report on Form 8-K with respect to the termination of the Employment Agreement with Stephen J. Harrison.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 21, 2011, Thomas M. Harrison, Jr. resigned from all positions with the Company, including as a member of the Board of Directors of the Company.

On December 23, 2011, Stephen J. Harrison resigned from all positions with the Company, including as a director and the Chief Executive Officer. See Item 1.01 of this Current Report on Form 8-K. A copy of this Current Report on Form 8-K also has been provided to Mr. Stephen J. Harrison.

In connection with the resignation of Mr. Stephen J. Harrison as Chief Executive Officer of the Company, the Board of Directors of the Company appointed Mark A. Kelly, the Company’s Interim President, as Interim Chief Executive Officer. Accordingly, Mr. Kelly will be the Company’s principal executive officer. Mr. Kelly’s biographical information can be found in the Company’s Proxy Statement for its 2011 Annual Meeting of Stockholders.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the resignations of Mr. Stephen J. Harrison and Mr. Thomas M. Harrison, Jr., the Board of Directors of the Company approved on December 23, 2011, a reduction in the number of directors from nine to seven in accordance with Second Amended and Restated Bylaws of the Company.

Section 8 – Other Events

Item 8.01	Other Events.

See Item 1.01 of this Current Report on Form 8-K with respect to the Company’s repurchase of 7,049,515 shares of Company common stock.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.
Not applicable.
(b)	Pro forma financial information.
Not applicable.
(c)	Shell company transactions.
Not applicable.
(d)	Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit

10.33	Mutual Separation and Release Agreement, effective as of December 23, 2011, by and between First Acceptance Corporation and Stephen J. Harrison.

10.34	Stock Purchase Agreement, effective as December 23, 2011, by and among First Acceptance Corporation, Stephen J. Harrison and Stephen J. Harrison 2010 Grantor Retained Annuity Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST ACCEPTANCE CORPORATION,
a Delaware corporation

Date: December 23, 2011	By:	/s/ JOHN R. BARNETT
	Name:	John R. Barnett
	Title:	Senior Vice President of Finance

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.33	Mutual Separation and Release Agreement, effective as of December 23, 2011, by and between First Acceptance and Stephen J. Harrison.

10.34	Stock Purchase Agreement, effective as December 23, 2011, by and among First Acceptance Corporation, Stephen J. Harrison and Stephen J. Harrison 2010 Grantor Retained Annuity Trust.

Exhibit Index